Exhibit 99.1

KOSAN BIOSCIENCES

Contact:

Jane Green

VP, Corporate Communications

510.731.5335 (office)

415.652.4819 (mobile)

green@kosan.com

FOR IMMEDIATE RELEASE

KOSAN ANNOUNCES FIRST QUARTER 2008 FINANCIAL RESULTS

HAYWARD, CA – May 1, 2008—Kosan Biosciences Incorporated (Nasdaq: KOSN) today reported financial results for the quarter ended March 31, 2008.

Net loss for the quarter ended March 31, 2008 was $8.5 million, or $0.20 per share, compared to net income of $2.7 million, or $0.07 per share, in the same period last year.

Revenues were $4.6 million for the first quarter of 2008, compared to $12.9 million in the same period in 2007. Revenues for the quarter were for development activities under the Roche-Kosan global development and commercialization agreement for epothilones and included $3.3 million for the remaining amortization of the up-front fee from Roche. Revenues for the same period last year included $10.7 million for amortization of the up-front fee received from Pfizer, Inc for the Company’s worldwide motilin agonist agreement.

Total operating expenses were $13.7 million, including non-cash stock-based compensation expense of $0.5 million, for the quarter ended March 31, 2008, compared to $11.1 million for the same period last year. Research and development expenses were $10.8 million for the quarter ended March 31, 2008, compared to $9.0 million in the same period in 2007. The increase for the first quarter compared to the same period in the prior year is primarily due to the continued clinical development of the Kosan’s Hsp90 inhibitor and epothilone programs, including the initiation of TIME-1, Kosan’s pivotal Phase 3 trial for tanespimycin as a potential treatment for multiple myeloma, and a Phase 2 trial of epothilone KOS-1584 in patients with non-small cell lung cancer, and costs associated with the Company’s previously announced corporate restructuring.

General and administrative expenses were $2.9 million for the quarter ended March 31, 2008, compared to $2.2 million in the same period in 2007. The increase for the first quarter compared to the same period in the prior year was primarily due to costs associated with the Company’s restructuring and the resignation of the former chief executive officer.

At March 31, 2008, cash, restricted cash and marketable securities totaled $59.0 million, compared to $71.0 million at December 31, 2007.

“In the first quarter of 2008, we advanced tanespimycin into a registration trial for multiple myeloma, initiated a Phase 2 trial in non-small cell lung cancer for our lead epothilone, KOS-1584 and transformed our company into a leaner, stronger and more strategically focused organization,” said Helen S. Kim, Kosan’s President and Chief Executive Officer. “Kosan today is operating as a product-focused,

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commercially driven enterprise. Our resources, efforts and personnel are focused on advancing tanespimycin and KOS-1584, our lead product candidates, along clearly defined clinical and regulatory paths.”

Conference Call and Webcast Today

Kosan will hold a conference call to discuss the Company’s first quarter 2008 financial results today at 1:30 p.m. Pacific / 4:30 p.m. Eastern. To access the live call, please dial 888.680.0878 (US) or 617.213.4855 (international), access code 63268386. Interested parties may listen to the webcast live at http://www.kosan.com by clicking on the “Webcasts” tab under the heading “Investors/Press.” The webcast is also being distributed over Thomson’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson’s individual investor center at http://www.earnings.com or by visiting any of the investor sites in Thomson’s Individual Investor Network. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents, at http://www.streetevents.com. A telephonic replay will be available through May 8, 2008 by dialing 888.286.8010, access code: 17626068. International callers can dial 617.801.6888, access code: 17626068.

About Kosan

Kosan Biosciences is a biotechnology company advancing two new classes of anticancer agents through clinical development – a Hsp90 (heat shock protein 90) inhibitor and an epothilone. Hsp90 inhibitors have a novel mechanism of action targeting multiple pathways involved in cancer cell growth and survival. Tanespimycin (KOS-953) is being tested in combination with Velcade® (bortezomib) in patients with multiple myeloma in a clinical program called TIME. Tanespimycin is also being studied in HER2-positive metastatic breast cancer in combination with Herceptin® (trastuzumab). Epothilones inhibit cell division with a mechanism of action similar to taxanes, one of the most successful classes of anti-tumor agents. KOS-1584 is in Phase 1 clinical trials in patients with solid tumors. Kosan’s motilin agonist compound, KOS-2187, licensed to Pfizer for development in gastroesophagel reflux disease, is in a Phase 1 trial. For additional information on Kosan Biosciences, please visit the company’s website at http://www.kosan.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Such forward-looking statements include but are not limited to statements regarding the further development and potential safety, efficacy, regulatory status, commercial potential and other characteristics of Kosan’s product candidates; the continuation of current clinical trials; the initiation of additional clinical trials and the timing thereof and the use of Kosan’s financial resources. Words such as “will,” “expect,” “believe,” “may,” “intend,” “plan,” “potential” and similar expressions are intended to identify forward-looking statements. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Kosan’s current expectations. Forward-looking statements involve risks and uncertainties. Kosan’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the uncertain progress and results of Kosan’s preclinical and clinical testing, including the risks that studies and trials may not demonstrate safety and efficacy sufficient to initiate or continue clinical trials on the timing currently anticipated, or at all, obtain the requisite regulatory approvals or result in a marketable product; the conduct of clinical trials; Kosan and its suppliers’ ability to meet clinical product supply requirements; manufacturing; regulatory approval requirements and process; the effort and expense necessary for further development of Kosan’s product candidates, including the costs of bortezomib or other products used in combination with Kosan’s product candidates; intellectual property matters, including Kosan’s ability to obtain valid and enforceable patents covering its product candidates; Kosan’s dependence on its collaboration with Pfizer for development of its motilin agonist product candidate; Kosan’s need for substantial additional financing and Kosan’s strategy to enter into partnering or licensing arrangements. These and other risk factors are discussed under “Risk Factors” in Kosan’s Annual Report on Form 10-K for the year ended December 31, 2007 and other periodic filings with the SEC. Kosan expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

Velcade® (bortezomib) is a registered trademark of Millennium Pharmaceuticals, Inc.

Herceptin® (trastuzumab) is a registered trademark of Genentech, Inc.

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Selected Financial Information

Condensed Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2007
	(unaudited)
Total revenues	$4,649	12,918
Operating expenses:
Research and development	10,799	8,990
General and administrative	2,922	2,151

Total operating expenses	13,721	11,141

(Loss) gain from operations	(9,072)	1,777
Other income, net	528	967

Net (loss) earnings	$(8,544)	$2,744

Basic and diluted net (loss) earnings per common share	$(0.20)	$0.07

Shares used in computing basic (loss) earnings per share	42,593	39,170
Shares used in computing diluted (loss) earnings per share	42,593	39,170

Condensed Balance Sheets

(in thousands)

	March 31, 2007	December 31, 2007
	(unaudited)
Cash, cash equivalents, restricted cash and marketable securities	$59,022	$70,957
Total assets	$66,178	$77,867

Deferred revenue	$—	$3,268
Total liabilities	$14,609	$18,307
Total liabilities and stockholders’ equity	$66,178	$77,867

Shares issued and outstanding	42,656	42,592